Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY GOLDCORP INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF OSISKO MINING CORPORATION.

NOTICE OF GUARANTEED DELIVERY

For the deposit of Common Shares and SRP Rights of

OSISKO MINING CORPORATION

Pursuant to the Offer dated January 14, 2014 made by

Goldcorp Inc.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON FEBRUARY 19, 2014 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:
1.	YOU WISH TO ACCEPT THE OFFER BUT YOUR CERTIFICATE(S) REPRESENTING OSISKO SHARES OR RIGHTS CERTIFICATE(S), IF APPLICABLE, ARE NOT IMMEDIATELY AVAILABLE;
2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS; OR
3.	YOUR CERTIFICATE(S) REPRESENTING OSISKO SHARES OR RIGHTS CERTIFICATE(S), IF APPLICABLE, AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) or a manually executed facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares (the “Common Shares”) of Osisko Mining Corporation (“Osisko”), together with the associated rights (the “SRP Rights”) issued under the Shareholder Rights Plan, under the offer dated January 14, 2014 (the “Offer”) made by Goldcorp Inc. (the “Offeror”) in the particular circumstances described below. The Common Shares together with the associated SRP Rights are referred to herein as the “Osisko Shares”.

Pursuant to the Offer, the Offeror has offered to purchase, on and subject to the terms and conditions of the Offer, all of the issued and outstanding Common Shares, together with the associated SRP Rights issued under the Shareholder Rights Plan, which includes Osisko Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the exercise, conversion or exchange of options, warrants, debentures or other securities of Osisko that are exercisable for, convertible into or exchangeable for Osisko Shares, other than SRP Rights (“Convertible Securities”). This Notice of Guaranteed Delivery or a manually executed facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit Osisko Shares under the Offer, if (a) the certificate(s) representing such Osisko Shares and, if the Separation Time has occurred prior to the Expiry Time, certificate(s) evidencing the SRP Rights (the “Rights Certificates”) is (are) not immediately available, (b) the holder of Osisko Shares (the “Osisko Shareholder”) cannot complete the procedure for book-entry transfer of such Osisko Shares on a timely basis, (c) the certificate(s) and Rights Certificate(s), if applicable, and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, or (d) the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Osisko Shareholders prior to the Expiry Time. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and take-over bid circular accompanying the Offer (the “Offer and Circular”) have the respective meanings ascribed thereto in the Offer and Circular. The terms and conditions of the Offer are incorporated by reference into this Notice of Guaranteed Delivery. The Offer and Circular contain important information and Osisko Shareholders are urged to read the Offer and Circular in its entirety. All dollar references in this Notice of Guaranteed Delivery refer to Canadian dollars.

This Notice of Guaranteed Delivery or a manually executed facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by CST Trust Company (the “Depositary”) at its office in Toronto, Ontario as specified on the back page of this Notice of Guaranteed Delivery, at or prior to the Expiry Time.

Pursuant to the Offer, each Osisko Shareholder will receive $2.26 in cash and 0.146 of a common share of the Offeror (each whole common share, a “Goldcorp Share”) for each Osisko Share deposited by an Osisko Shareholder under the Offer.

No fractional Goldcorp Shares will be issued pursuant to the Offer. Where the aggregate number of Goldcorp Shares to be issued to an Osisko Shareholder pursuant to the Offer would result in a fraction of a Goldcorp Share being issuable, the number of Goldcorp Shares to be received by such Osisko Shareholder will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the nearest whole number and the amount of cash to be received by such Osisko Shareholder will correspondingly be either decreased or increased (on the basis of $25.29 per Goldcorp Share) to the nearest whole cent.

An Osisko Shareholder depositing Common Shares will be deemed to have deposited all SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no part of the consideration to be paid by the Offeror will be allocated to the SRP Rights.

The Depositary, D.F. King & Co., Inc., as information agent (the “Information Agent”), GMP Securities L.P. and Scotia Capital Inc., as dealer managers (the “Dealer Managers”) (the addresses and telephone numbers of which are located on the back page of this Notice of Guaranteed Delivery) or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery. Persons whose Osisko Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Osisko Shares under the Offer. Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Osisko Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

The Offer is made only for Osisko Shares and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer must, to the extent permitted by the terms of the Convertible Security and subject to applicable Laws, exercise, convert or exchange the Convertible Securities sufficiently in advance of the Expiry Time in order to obtain certificate(s) representing Osisko Shares and deposit those Osisko Shares pursuant to the Offer. Any such exercise, conversion or exchange must be completed sufficiently in advance of the Expiry Time to assure the holder of such Convertible Securities will have certificate(s) representing the Osisko Shares and Rights Certificates, if applicable, received on such exercise, conversion, or exchange available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures hereunder.

COMPLETION OF THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. NO PAYMENT OF ANY CASH AND SHARE CONSIDERATION WILL BE MADE PRIOR TO THE EFFECTIVE TIME.

YOU MUST SIGN THIS NOTICE OF GUARANTEED DELIVERY IN THE APPROPRIATE SPACE PROVIDED BELOW. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRASNMISSION BY FACSIMILE TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ON THE BACK PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set out in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery” if an Osisko Shareholder wishes to accept the Offer and deposit Osisko Shares pursuant to the Offer and (a) the certificate(s) representing such Osisko Shares and, if the Separation Time has occurred prior to the Expiry Time, Rights Certificate(s), is (are) not immediately available, (b) the Osisko Shareholder cannot complete the procedure for book-entry transfer of such Osisko Shares on a timely basis, (c) the certificate(s) and Rights Certificate(s), if applicable, and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, or (d) the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Osisko Shareholders prior to the Expiry Time, those Osisko Shares may nevertheless be deposited pursuant to the Offer, provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution (as defined below);

(b)	this properly completed and duly executed Notice of Guaranteed Delivery (or a manually executed facsimile hereof), including a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary at its office in Toronto, Ontario as specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time;

(c)	the certificate(s) representing all Deposited Osisko Shares and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to Osisko Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with the Letter of Transmittal, properly completed and duly executed with the signature(s) guaranteed if so required in accordance with the instructions set out in the Letter of Transmittal (or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Osisko Shares and, in the case of accounts with The Depositary Trust Company (“DTC”), the Letter of Transmittal or an Agent’s Message in lieu of a Letter of Transmittal), and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario as specified in this Notice of Guaranteed Delivery at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)	in the case of SRP Rights, where the Separation Time occurred prior to the Expiry Time but Rights Certificates have not been distributed to Osisko Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with the Letter of Transmittal, properly completed and duly executed with signature(s) guaranteed if so required in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario as specified in this Notice of Guaranteed Delivery at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Osisko Shareholders.

This Notice of Guaranteed Delivery must be delivered by hand, couriered, transmitted by facsimile or mailed to the Depositary at its office in Toronto, Ontario as specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and all other required documents to an address or transmission by facsimile to a facsimile number other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for the Osisko Shares deposited and taken-up by the Offeror pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) certificate(s) representing such Osisko Shares and Rights Certificate(s), if applicable (or Book-Entry Confirmation for the Osisko Shares, as applicable), (b) a Letter of Transmittal, properly completed and duly executed covering the Osisko Shares, with any signature(s) guaranteed, if so required (or, in the case of Osisko Shares deposited using the procedures for book-entry transfer established by CDS, a Book-Entry Confirmation for the Osisko Shares and, in the case of Osisko Shares deposited using the procedures for book-entry transfer established by DTC, a Letter of Transmittal or an

Agent’s Message in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time (except with respect to Rights Certificates if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed prior to the Expiry Time, in which case receipt must be made by the Depositary, at its office set out herein, on or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed).

The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Osisko Shares on the purchase price of Osisko Shares purchased by the Offeror, regardless of any delay in making such payments and that the consideration for the Osisko Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Osisko Shares delivered to the Depositary prior to the Expiry Time, even if the certificate(s) representing all of the Deposited Osisko Shares and Rights Certificate(s), if applicable, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Osisko Shares is not made until after the take-up and payment for such Osisko Shares under the Offer.

The undersigned acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Notice of Guaranteed Delivery is, to the extent permitted by Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer and Circular, the deposit of Osisko Shares pursuant to the Offer and this Notice of Guaranteed Delivery is irrevocable.

Questions or requests for assistance in accepting the Offer, completing this Notice of Guaranteed Delivery and depositing the Osisko Shares with the Depositary may be directed to the Depositary, the Information Agent or the Dealer Managers. Their contact details are provided at the end of this document. Osisko Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

TO:	GOLDCORP INC.
AND TO:	CST TRUST COMPANY, as Depositary

By Mail:	By Registered Mail, by Hand or by Courier:	By facsimile Transmission:

CST Trust Company Attention: Corporate Actions PO Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4	CST Trust Company Attention: Corporate Actions 320 Bay Street, B1 Level Toronto, Ontario M5H 4A6	514-985-8853

North American Toll-Free Phone:

1-800-387-0825

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND, COURIERED, TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO AT THE ADDRESS OR FACSIMILE NUMBER SPECIFIED IN THIS NOTICE OF GUARANTEED DELIVERY AT OR PRIOR TO THE EXPIRY TIME AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS TO AN ADDRESS OR TRANSMISSION BY FACSIMILE TO A FACSIMILE NUMBER OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) AND RIGHTS CERTIFICATE(S), IF APPLICABLE, TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, THE ACCOMPANYING CERTIFICATE(S) AND RIGHTS CERTIFICATE(S), IF APPLICABLE, AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THE LETTER OF TRANSMITTAL IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATE(S) REPRESENTING OSISKO SHARES OR RIGHTS CERTIFICATE(S), IF APPLICABLE, WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) REPRESENTING OSISKO SHARES OR RIGHTS CERTIFICATE(S), IF APPLICABLE, MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms (including the right of withdrawal) and subject to the conditions of the Offer as set out in the Offer and Circular and in the Letter of Transmittal, receipt of which is hereby acknowledged, the Osisko Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

BOX 1
DESCRIPTION OF OSISKO SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)	Name(s) in Which Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Osisko Shares Represented by Certificate(s)	Number of Osisko Shares Deposited*

TOTAL:

*   If you desire to deposit fewer than all Osisko Shares evidenced by any certificate(s) listed above, please indicate in this column the number of Osisko Shares you wish to deposit. Unless otherwise indicated, the total number of Osisko Shares evidenced by all certificate(s) delivered will be deemed to have been deposited.

The undersigned understands that by depositing Common Shares under the Offer, the undersigned will be deemed to have deposited all SRP Rights associated with such Common Shares. Osisko Shareholders are required to deposit one SRP Right for each Common Share in order to effect a valid deposit of such Common Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. No additional payment will be made for SRP Rights and no part of the consideration to be paid by the Offeror will be allocated by the Offeror to SRP Rights.

Please note that you need not complete Box 2 if the Separation Time has not occurred prior to the Expiry Time.

BOX 2
DESCRIPTION OF SRP RIGHTS DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Rights Certificate Number(s) (if available)	Name(s) in Which Rights Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of SRP Rights Represented by Rights Certificate(s)	Number of SRP Rights Deposited*

TOTAL:

*   If you desire to deposit fewer than all SRP Rights evidenced by any Rights Certificate(s) listed above, please indicate in this column the number of SRP Rights you wish to deposit. Unless otherwise indicated, the total number of SRP Rights evidenced by all Rights Certificate(s) delivered will be deemed to have been deposited.

The following procedures must be followed in order to effect the valid deposit of SRP Rights associated with the deposited Common Shares:

1.	If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights.

2.	If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by Osisko to Osisko Shareholders prior to the time that the holder’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with the Letter of Transmittal or, if available, a Book-Entry Confirmation to the Depositary.

3.	If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that an Osisko Shareholder deposits its Common Shares pursuant to the Offer, the Osisko Shareholder may deposit its SRP Rights prior to receiving Rights Certificate(s) by using the guaranteed delivery procedure described herein.

In any case, a deposit of Common Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation to the Depositary at its office in Toronto, Ontario at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Common Shares for payment pursuant to the Offer, Rights Certificate(s) from an Osisko Shareholder representing SRP Rights at least equal in number to the Common Shares deposited by such holder.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Osisko Shareholder(s)	Address(es)

Name (please print or type)	Postal Code / Zip Code

Date	Daytime Telephone Number
BOOK-ENTRY TRANSFER ☐ Check if Osisko Shares will be deposited by book-entry transfer, and provide the information below:

Name of Depositing Institution

Account Number

Transaction Code Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Osisko Shares and Rights Certificate(s), if applicable, deposited hereby, in proper form for transfer, together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, covering the Deposited Osisko Shares, and any other documents required by the Letter of Transmittal (or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Osisko Shares and, in the case of DTC accounts, a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal) at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date. Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal Code / Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATE(S) REPRESENTING OSISKO SHARES OR RIGHTS CERTIFICATE(S), IF APPLICABLE, WITH THIS FORM. SUCH CERTIFICATE(S) AND RIGHTS CERTIFICATE(S), IF APPLICABLE, SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Dealer Managers for the Offer are:

In Canada: GMP Securities L.P. 145 King Street West, Suite 300 Toronto, Ontario M5H 1J8 Telephone: 416-943-6130 Facsimile: 416-943-6134	In the United States: Griffiths McBurney Corp. 145 King Street West, Suite 300 Toronto, Ontario M5H 1J8 Telephone: 416-943-6643 Facsimile: 416-943-6164	In Canada: Scotia Capital Inc. 18th Floor 650 West Georgia St. Vancouver, British Columbia V6B 4N9 Telephone: 604-601-1579 Facsimile: 604-661-7496	In the United States: Scotia Capital (USA) Inc. One Liberty Plaza 25th Floor 165 Broadway New York, New York 10006 Telephone: 212-225-6853 Facsimile: 212-225-6852

The Depositary for the Offer is:

CST Trust Company

By Mail CST Trust Company Attention: Corporate Actions PO Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4	By Registered Mail, Hand or by Courier CST Trust Company Attention: Corporate Actions 320 Bay Street, B1 Level Toronto, Ontario M5H 4A6

North American Toll Free Phone:

1-800-387-0825

Outside North America, Banks and Brokers Call Collect:

+1-416-682-3860

E-mail: inquiries@canstockta.com

Facsimile: 514-985-8853

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokerage Firms Please Call Collect: 212-269-5550

All Others Call Toll-Free: 1-800-290-6431

Email: information@dfking.com

Any questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer and Circular may be directed by holders of Osisko Shares to the Depositary, the Information Agent or the Dealer Managers at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.